Exhibit 10.1

EIGHTH AMENDMENT

THIS EIGHTH AMENDMENT (this “Amendment”) is made and entered into as of September 16, 2014, by and between CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and VIRGIN AMERICA INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to EOP-Bay Park Plaza, LL.C., a Delaware limited liability company) and Tenant (formerly known as Best Air Holdings, Inc., a Delaware corporation) are parties to that certain Office Lease Agreement dated December 9, 2005, as previously amended by that certain First Amendment dated July 1, 2009, that certain Second Amendment dated March 1, 2010, that certain Third Amendment dated November 5, 2010, that certain Fourth Amendment dated March 28, 2011, that certain Temporary Space Agreement dated November 16, 2011, that certain Fifth Amendment dated January 23, 2012, that certain Sixth Amendment (the “Sixth Amendment”) dated July 31, 2012 and that certain Seventh Amendment dated January 29, 2014 (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 85,674 rentable square feet (the “Premises”) at the building commonly known as Bay Park Plaza II located at 555 Airport Boulevard, Burlingame, California (the “Building”) and described as: (i) Suite 100 consisting of approximately 10,758 on the first floor of the Building; (ii) Suite 120 consisting of approximately 6,341 on the first floor of the Building; (iii) Suite 150 consisting of approximately 3,963 on the first floor of the Building; (iv) Suite 200 consisting of approximately 23,870 on the second floor of the Building; (v) Suite 310 consisting of approximately 4,114 on the third floor of the Building; (vi) Suite 450 consisting of approximately 12,193 on the fourth floor of the Building; and (vii) Suite 500 consisting of approximately 24,435 on the fifth floor of the Building.

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1.	The reference to “September 30, 2014” in Section 6.3 of the Sixth Amendment is hereby amended and restated as “December 15, 2014”.

2.	Miscellaneous.

2.1.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

2.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.3.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.4.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

2.5.	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

2.6.	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnity and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-BAY PARK PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Kenneth Young
	Name:	Kenneth Young
	Title:	Vice President - Leasing

TENANT:

VIRGIN AMERICA INC., a Delaware corporation

By:	/s/ Peter D. Hunt
Name:	Peter D. Hunt
Title:	SVP & Chief Financial Officer